Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 Nos. 333-244371, 333-226877, 333-220089, 333-215386, and 333-206300) pertaining to the Amended and Restated 2015 Equity Incentive Plan of Sio Gene Therapies Inc. of our report dated June 9, 2020, with respect to the consolidated financial statements of Sio Gene Therapies Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
November 13, 2020

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